Exhibit 10.20

MARLN August 1, 2008 Mr. Paresh Soni 148 Long Wharf Drive Mystic, CT USA Dear Paresh, I refer to recent conversations regarding your proposed employment in the position of Head of Development and Senior Vice-President of Amarin. I am delighted to offer you this position on the following terms. For the purposes of this letter “Amarin” shall mean Amarin Pharina, Inc. “Affiliates” shall mean any corporation or other business entity which is part of the same enterprise grouping as Amarin and which is controlled by, is under common control with, or controls Amarin, where control includes the ability to vote at least a majority of the voting shares of an entity. 1. Role/Title Your title will be Head of Development and Senior Vice-President of Amarin reporting to Declan Doogan, Head of R&D. In such position, you shall have the duties, responsibilities and authority normally associated with your position and titles at a similarly positioned pharmaceuti.cal development company. The scope of responsibility of the position will include clinical researoh, regulatory affairs, clinical operations and project management. 2. Commencement Date/Location As discussed, your starting date will be as soon as is practicable following your departure from your current employment (“Commencement Date”). Your principal place of work will be Massachusetts; however, you may be required to travel and work at other locations from time to time, to the extent such travel is reasonably necessary to perform your duties hereunder. Reasonable costs of such travel and lodging will be reimbursed in accordance with Paragraph 8. 3. Base Salary/Sign-On Bonus

Amarin shall pay you the sum of US$300,000 gross per annum payable in equal installments on or around the last Friday in each calendar month. You will also receive a sign-on bonus of US$65,000 payable within 30 days of the Commencement Date. 4. Stock Options Subject to Remuneration Committee approval, you will be granted nonqualified options to purchase 100,000 ordinary shares in Amarin Corporation plc (equivalent to 100,000 American Depositary Receipts). The exercise price per share of the options will be the fair market value of the ordinary shares on the date of grant. The options will vest and become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant and continuing on each of the following three anniversaries of the date of grant, so long as your employment continues through such vesting dates. Subject to the requirements of applicable laws and regulations, the options will be priced, approved and granted at the first remuneration committee meeting following the Commencement Date. The provisions of the Amarin Corporation plc 2002 Stock Option Plan (as may be amended from time to time) shall apply to any options granted. In addition, subject to Remuneration Committee approval, you will be entitled to an additional grant of 15,000 ordinary shares in Amarin Corporation plc (equivalent to 15,000 American Depositary Receipts) which shall vest immediately on the date of grant. No later than the date of vesting (i.e., the date of grant), you shall pay to Amarin or make arrangements satisfactory to Amarin regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such shares and Amarin shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to you, federal, state and local taxes of any kind required by law to be withheld at such time. 5. Bonus You will be entitled to be considered for a discretionary bonus for each calendar year during your employment with Amarin, including calendar year 2008, up to a maximum of 50% of your annual salary. Any such bonus shall be payable in the absolute discretion of Amarin’s management, taking into account the performance of Amarin and its Affiliates as a whole and in light of your personal performance during such year, Additionally, in the event that Amarin’s management determines, in its absolute discretion, to make an annual performance stock option grant to senior management, you will be entitled to be considered for such a grant. 6. Health Insurance You will be entitled to such major medical, life insurance and disability insurance coverage as is, or may during your employment, be provided generally for other senior executives of Amarin as set forth from time to time in the applicable plan documents. Until such insurance coverage is provided, Amarin will reimburse you for the COBRA premium cost of your existing health and life insurance coverage. In the event that such insurance coverage is not provided by Amarin at the end of the COBRA period, Amarin will pay to you a monthly sum equal to what the COBRA coverage would have cost, for as long as an Amarin plan is not available to you.

7. Pension You shall be eligible to participate in any 40 1(k) plan maintained by the company for the benefit of its employees on the same terms as all other 401(k) plan participants. 8. Expenses Amarin shall reimburse you for all reasonable expenses that you are authorised to incur while carrying out your duties on behalf of Aniarin. You must follow the correct claims procedure and provide invoices or other evidence of payment in order to be reimbursed. 9. Hours of work Your normal hours of work shall be 40 hours per week, although Amarin expects you to work such hours and at such times as, may be reasonably necessary in order for you to carry out your duties effectively. There is no entitlement to payment for overtime. During working hours you shall devote all of your time, attention and skill to Amarin’s business and interests in a proper and efficient manner, and shall use your best efforts to further and promote Amarin’s business and to act loyally and to the best of your ability. 10. Holidays You are entitled to paid holidays of 20 business days per annum, excluding U.S. Federal holidays. The holiday year is from 1 January to 31 December and unused holiday entitlement to a maximum of five days may be carried forward to the subsequent year. Holidays must be taken at times convenient to Amarin and sufficient notice of intention to take holiday must be given to accommodate the needs of the business. 11. Confidential Information and Company Documents You shall neither during your engagement with Amarin (except in the proper performance of your duties) nor at any time after the termination of your engagement with Amarin: (a) divulge or communicate to any person, company, business entity or other organisation; (b) use for your own purposes or for any other purposes other than those of Amarin or any Affiliate; or (c) through any failure to exercise due care and diligence, permit or cause any unauthorised disclosure of any Confidential Information. These restrictions shall cease to apply to (i) any information which shall become available to the public generally otherwise than through your default; or (ii) any requirement by law or, order of a judicial or regulatory authority, that you make a disclosure. In the event you are requested or ordered under (ii) to make a disclosure, you will use your best efforts to contact Amarin prior to providing any information so as to permit Amarin to undertake legal steps to protect its interests. “Confidential Information” shall mean any proprietary information of Amarin and its Affiliates, including, without limitation, information relating to products, processes, services, businesses, personnel, research, financial strategies and activities, commercial strategies and activities, formulas, materials, compounds, substances, programmes, devices, concepts, inventions, patents, designs, methods, techniques, intellectual property, marketing strategies, data, trade secrets, know-how, plans, operations, tests, studies, manuals, market reports, customers, financial status, cash flow projections and the like or any other matter connected with the business of Amarin or its Affiliates, or any of its suppliers, partners or customers related to Arnarin, its Affiliates or their businesses. All books, notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs, tapes and other data storage, date listings, codes, designs, and drawings and other documents and material whatsoever (whether made or created by you or otherwise) relating to the business of Amarin or its Affiliates(and copies of the same): (a) shall be and remain the property of Amarin or the relevant Affiliate; and (b) shall be handed over by you to Amarin or to the relevant Affiliate on demand and in any event on the termination of your engagement with Amarin. 12. Termination of Employment 12.1 It is understood that the employment relationship between you and Amarin is “at will,” and this offer letter does not alter the “employment at will” relationship in any way. Except as provided below, you shall provide to Amarin and shall receive from Amarin one month prior written notice of the termination of your employment. If written notice is given by you or by Amarin to terminate your employment, Amarin may, notwithstanding any other terms of these terms and conditions and in its absolute discretion, require you to: (a) continue to perform such duties as Amarin may direct or to perform no duties during the period of your notice; provided always that it shall continue to pay you your base salary and provide all contractual benefits to which you are entitled during such notice period. You agree that, during any part of any period of notice, you will not work for any other employer; or (b) accept a payment of base salary in lieu of notice (i.e., one month base salary) and your employment shall terminate immediately but without prejudice to any other claim Amarin or you may have against the other. 12.2 In the event that you are terminated for Cause, Amarin may terminate your engagement immediately without notice and without liability for compensation or damages. “Cause”

shall mean: (a) neglect or misconduct in the performance of your duties which results in material harm to Arnarin or its Affiliates; (b) your conviction of, or plea of nolo contendere to, (i) any felony or (ii) any other crime involving either moral turpitude or your personal enrichment at the expense of Amarin or its Affiliates; (c) your failure or refusal to perform your lawful duties and responsibilities with Amarin or its Affiliates or (d) ) the material breach by you of any of the covenants contained in this Offer Letter. Prior to or contemporaneously with any termination for Cause, Amarin shall provide you with a written detailed statement of the factual basis for the determination that Cause is present. In the event of a dispute arising in respect of any such termination by Amarin this dispute will be governed by the laws of the State of New York and shall be subject to the exclusive jurisdiction of the state and federal courts in New York. 13. Intellectual Property Rights It shall be part of your contractual duties (whether alone or with any other employee of Arnarin or any Affiliate) at all times to further the interests of Amarin and, without prejudice to the generality of the foregoing and to the extent as is consistent with the your role within Amarin; (a) to make, discover and conceive inventions, processes, techniques, designs, improvements or developments relating to or capable of use or adaptation for use in connection with the business of Amarin or any Affiliate (“an Invention”); (b) to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of Ainarin or any Affiliate with which you are concerned or for which you are responsible, might be improved (“a Development”); (c) promptly to give to Amarin or any Affiliate full details of any such Invention or Development which you may from time to time make or discover in the course of your engagement with Amarin; and (d) to further the interests of Amarin’s or any Affiliate’s undertaking with regard thereto and armn or any Affiliate shall be entitled to the exclusive ownership of any such Invention or Development and to the exclusive use thereof. You shall immediately give full information to the board of directors of Am arm (the “Board”) as to such Invention or Development and the exact mode of working, producing, using and exploiting the same and shall also give all such explanations and instructions to the Board as may be necessary or useful to enable Amarin or any Affiliate to obtain full benefit of them and will at the expense of Amarin or any Affiliate furnish it with all necessary plans, drawings, formulae and models applicable to the same and shall at the cost and expense of Amann or any Affiliate execute all documents and do all acts and things necessary to enable Amarin or any Affiliate (or its or their nominees) to apply for and obtain protection for such Inventions and Developments throughout the world and for vesting the ownership of them in Amarin or any Affiliate (or its or their nominees).

You shall not knowingly do anything to imperil the validity of any patent or protection related to the business of Amarin or any Affiliate or any application therefore but shall at the sole expense of Amarin or any Affiliate use your best efforts to assist Amarin or any Affiliate, both in obtaining and in maintaining such patents or other protection. You shall not either during your engagement with Amarin or any time thereafter exploit or assist others to exploit any Invention or Development which you may from time to time make or discover hi the course of your employment with Aniarin or (unless the same shall have become public knowledge otherwise than by breach by you of the terms of this Offer Letter) make public or disclose any such Invention or Development or improvement or give any information in respect of the same except to Amarin or any Affiliate or as it may direct. You hereby irrevocably appoint Amarin or any Affiliate to be your attorney in your name and on your behalf for the sole purpose to execute all documents and do all things necessary and generally to use your name for the purpose of giving Amarin or any Affiliate (or its or their nominees) the full benefit of the provisions of this clause 13 and in favour of any third party a certificate in writing signed by any director or the secretary of Amarin or any Affiliate that any instrument or act which falls within the authority conferred by this clause which shall be conclusive evidence that such is the case. Amarin and its Affiliates agree to indemnify and hold you harmless against all cost, expense, liability and loss (including reasonable attorney fees) reasonably incurred or suffered by you in connection therewith. This provision shall survive the termination of your employment relationship. Copyright and unregistered design rights in all works created by you in the course of your engagement with Amarin will, in accordance with the Copyright Designs and Patent Act 1988, vest in Amarin or any Affiliate. Rights in any design registerable pursuant to the Registered Designs Act 1949, (as amended) (the “Act”) created by you in the course of your engagement with Amarin shall, in accordance with the Act, vest in Aniarin or any Affiliate. Any copyrightable work prepared in whole or in part by you during the employment period will be deemed “a work made for hire” under Section 201(b) of the Copyright Act of 1976, as amended, and Arnarin will own all of the rights comprised in the copyright therein. Amarin and its Affiliates agree to indemnify and hold you harmless against all cost, expense, liability and loss (including reasonable attorney fees) reasonably incurred or suffered by you in connection therewith. This provision shall survive the termination of your employment relationship. 14. Restrictions during employment During the course of your engagement with Arnarin, you shall not: (a) be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking; or (b) engage in any activity which the Board reasonably considers may be, or become, harmful to the interests of Amarin or any Affiliate or which might reasonably be considered to interfere with the performance of your duties under this Agreement.

The above provisions shall not apply: (a) to the holding by you (directly or through nominees) of investments listed on any recognised stock exchange as long as you do not hold more than 5 % of the issued shares or other securities of any class of any one company; or (b) to any act undertaken by you with the prior written consent of the Board; or (c) to any interest permitted with the prior approval of the Board (such interest not to be unreasonably withheld) for you to serve from time to time and continue to serve on the boards of, and hold any other offices or positions in, companies or organisations which will not present any conflict of interest with Amarin or any Affiliate and provided that such activities do not materially detract from the performance of your duties; or (d) to any not for profit volunteer activities, or participation in professional associations, or continuing education in the health care and related areas, which do not unreasonably interfere with the performance of your duties. 15. General Indemnification If you are made a party, or are threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that you are an officer or employee of Amarin or provided services to an Affiliate, you shall be indemnified and held harmless by Ainarin and the Affiliate to the fullest extent permitted or authorized by applicable law and its organizational documents, against all cost, expense, liability and loss reasonably incurred or suffered by you in connection therewith. You shall be covered under Amarin’s (or its Affiliate’s) directors’ and officers’ liability insurance policy to the extent the company provides such coverage for other similarly situated executives. This provision shall survive the termination of your employment relationship. 16. Share Dealings You shall comply fully with Amarin’s Share Dealing Code. 17. Section 409A It is intended that this Offer Letter will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines promulgated thereunder (collectively, “Section 409A”), to the extent the Offer Letter is subject thereto, and the Offer Letter shall be interpreted on a basis consistent with such intent, However, Amarin shall not have any obligation to indemnify or otherwise protect you from the obligation to pay any taxes, interest or penalties pursuant to Section 409A. Notwithstanding any provision to the contrary in this Offer Letter, if you are deemed on the date of your “separation from service” (within the meaning of Treas. Reg. Section 1 .409A-l(h)) with Amarin to be a “specified employee” (within the meaning of Treas. Reg. Section 1 .409A-l(i)), then with regard to any payment that is considered -7-

deferred compensation under Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service,” or (ii) the date of your death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 17 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to you in a lump sum and any remaining payments due under this Offer Letter shall be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Offer Letter to the contrary, for purposes of any provision of this Offer Letter providing for the payment of any amounts or benefits upon or following a termination of employment, references to your “termination of employment” (and corollary terms) with Amarin shall be construed to refer to your “separation from service” (within the meaning of Treas. Reg. Section l.409A-l(h)) with Amarin. Whenever a payment under this Offer Letter specifies a payment period with reference to a number of days “payment shall be made within thirty (30) days after termination of employment”), the actual date of payment within the specified period shall be within the sole discretion of Amarin. Whenever payments under this Offer Letter are to be made in installments, each such installments shall be deemed to be a separate payment for purposes of Section 409k 18. No Conflict You represent and warrant to Amarin that (a) your employment with Amarin does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which you are a party. 19. Conditions of offer This offer of employment is conditional upon: (a) receipt by the Amarin of two satisfactory employment references, one of which must be given by your current employer. Please provide names and addresses of two referees, who may be contacted immediately; (b) receipt of original professiGnal and educational qualifications (where requested); (c) all pre-employment checks being acceptable to the Amarin and completed no later than August 15, 2008. If you choose to accept the offer on the above terms and conditions, please sign and return the copy of this Offer Letter to the General Counsel of Amarin Corporation plc, Tom Maher at Amarin, First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4.

We look forward to you joining our company and I am sure you will have a successful and challenging career with Amarin. -9-

Signed for and on behalf of: AMARIN PHARMA, Inc. Name: I hereby accept and agree to be bound by the terms and conditions of the Offer Letter set out above. Signed: Name Paresh Soni, M.D., Ph.D. Dated: Declan Doogan